UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------

                                 FORM 8-K


                              CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange
                                Act of 1934

      Date of Report (Date of earliest event reported): January 6, 2012

                           BORDER MANAGEMENT, INC.

             (Exact name of small business issuer as specified
                              in its charter)

                     Commission file number: 333-139129



               Nevada                             20-5088293
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                 Identification No.)

8618 Falls Road                                   20854
Potomac, Maryland


(Address of principal                          (Zip Code)
executive offices)

Issuer's telephone number, including area code: 703-623-3851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2012, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1% of the total issued and outstanding shares of voting stock of the Company approving a Certificate of Amendment to the Certificate of Articles of Incorporation of the Company, pursuant to which the Company will increase the authorized capital from 50,000,000 common shares authorized to 100,000,000 with a par value of .001. Preferred shares and par value will remain as it is at 20,000,000 and .001 par value.

The Company on January 6, 2012, filed with the Secretary of the State of Nevada to increase the authorized capital of the Corporation to be 100,000,000 shares of common stock with a par value of $0.001 per share plus 20,000,000 shares of preferred stock with a par value of $0.001 per share.

The Company on January 6, 2012 increased the number of Board of Director members from two to three Board of Director members.


Section 9 - Financial Statement and Exhibits

Item 9.01   Financial Statement and Exhibits.

(c)   Exhibits.

Exhibits 3.1 Amendment to Certificate of Articles of Incorporation




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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SIGNATURE                TITLE                  DATE

Border Management, Inc.

/s/ Qi Sun            President, Director     January 6, 2012
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Qi Sun




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